Exhibit 21.1

Laureate Education, Inc.

List of Subsidiaries

as of January 5, 2017

Company	Jurisdiction of Organization	D/B/A
ACNT Health Holdings Pty Ltd	Australia
Blue Mountains International Hotel Management School Pty Limited	Australia
BM Hospitality Holdings Pty Ltd
GNUCO Pty Ltd	Australia
Laureate Education Services Australia Pty. Ltd.	Australia
LEI Australia Education, Pty. Ltd.	Australia
LEI Australia Holdings Pty Ltd	Australia
LEI Higher Education Holdings Pty Ltd	Australia
LESA Education Services Holding Pty Ltd	Australia
Monash South Africa Ltd	Australia
Think: Colleges Pty Ltd	Australia

APM College of Business and Communication, Australasian College of Natural Therapies, Billy Blue College of Design, Jansen Newman Institute, Southern School of Natural Therapies, William Blue College of Hospitality Management, Australian National College of Beauty, CATC Design School

Think: Education Group Pty Ltd	Australia
Think: Education Services Pty Ltd	Australia
Torrens University Australia Limited	Australia
Educacao Interativa do Brasil, Ltda.	Brazil
FACS Serviços Educacionais Ltda.	Brazil	Universidade Salvador
Faculdades Metropolitanas Unidas Educacionais Ltda.	Brazil	Centro Universitario das Faculdades Metropolitanas Unidas (“FMU”)
FADERGS - Faculdade de Desenvolvimento do Rio Grande do Sul Ltda.	Brazil
Fundaçao Encontro das Aguas	Brazil	Centro Universitario do Norte
Instituto Brasileiro de Medicina de Reabilitação, Ltda.	Brazil	Centro Universitario IBMR
ISCP - Sociedade Educacional Ltda.	Brazil	Universidade Anhembi Morumbi
Rede Internacional de Universidades Laureate Ltda.	Brazil
Sociedade Capibaribe de Educação e Cultura Ltda.	Brazil	Faculdade dos Guararapes
Sociedade de Cultura e Ensino Ltda.	Brazil	Faculdades Integradas: Alcântara Machado - Faculdade de artes Alcântara Machado - Centro Universitário
Sociedade de Desenvolvimento Cultural do Amazonas Ltda.	Brazil	Centro Universitario do Norte - UniNorte
Sociedade de Educação Ritter dos Reis Ltda	Brazil	Centro Universitario Ritter dos Reis - Uniritter
Sociedade de Ensino Superior da Bahia	Brazil
Sociedade Educacional Luiz Tarquinio	Brazil

Company	Jurisdiction of Organization	D/B/A
Sociedade Educacional Sul-Rio-Grandense Ltda.	Brazil	Faculdade Porto-Alegrense - FAPA
Sociedade Paraibana de Educação e Cultura Ltda.	Brazil	Faculdade Internacional da Paraiba
Sociedade Potiguar de Educação e Cultura Ltda.	Brazil	Universidade Potiguar
Uniao Educacional de Sao Paulo Ltda.	Brazil	Faculdades Integradas de São Paulo
LEI Combination Holdings Limited	Cayman Islands
CAMPVS Mater, SpA	Chile
Center for Executive Education IEDE SpA	Chile
Centro de Formación Técnica Instituto AIEP Regional SpA	Chile
Centro de Formación Técnica Instituto AIEP SpA	Chile
Centro de Innovación y Emprendimiento UVV Limitada	Chile
Corporación Universidad Nacional Andrés Bello	Chile	Universidad Andrés Bello
Fleet Street Development Company SpA	Chile
IEDE Chile Institute for Executive Development SpA	Chile
Inmobiliaria e Inversiones San Genaro Dos SpA	Chile
Inmobiliaria e Inversiones San Genaro SpA	Chile
Inmobiliaria Educacional SpA	Chile
Instituto Nacional de Computación y Administración de Empresas INDAE Limitada	Chile
Instituto Profesional AIEP SpA	Chile
Instituto Profesional Escuela Moderna de Musica SpA	Chile
Laureate Chile II SpA	Chile
Laureate Desarrollos Educacionales SpA	Chile
Servicios Andinos SpA	Chile
Servicios Profesionales Andrés Bello SpA	Chile
Sociedad Educacional Campvs SpA	Chile
Universidad de Las Américas	Chile
Universidad de Viña del Mar	Chile	Universidad Viña del Mar
Beijing INTI Management College	China
Blue Mountains Hotel Management Consulting (Shanghai) Co. Ltd.	China	Blue Mountains International Hotel Management School
Chengdu Garwing Business Consulting Co., Ltd.	China
Hunan International Economics University	China
Hunan International Economics University Vocational Skills Training Center	China
Hunan Lie Ying Industry Co., Ltd.	China
Hunan Lie Ying Mechanic School	China
Hunan Lie Ying Property Management Co., Ltd.	China
Laureate Investment Consulting (Shanghai) Co., Ltd.	China
Laureate Holding Costa Rica S.R.L.	Costa Rica
Lusitania S.R.L.	Costa Rica	Universidad Latina de Costa Rica
Universidad Americana UAM S.R.L.	Costa Rica
Universidad U Latina S.R.L.	Costa Rica	Universidad Latina de Costa Rica
A.S. Cyprus College (Larnaca) Limited	Cyprus
Ermis Research and Incubator Center (ERIC), Ltd.	Cyprus
EUC Health Services Ltd	Cyprus
European University - Cyprus Ltd	Cyprus
S P S Institute of Education Ltd.	Cyprus
Servicios Profesionales Ad Portas Cia. Ltda.	Ecuador

Company	Jurisdiction of Organization	D/B/A
BiTS-Business and Information Technology School GmbH	Germany
BTK Berliner Technische Kunsthochschule GmbH	Germany	BTK University of Applied Sciences
HSM Deutschland GmbH	Germany
Laureate Academies GmbH	Germany	HTK Academy of Design; BTK Academy of Design
Laureate Germany Holding GmbH	Germany
Fleet Street Development Company Honduras, S. de R.L. de C.V.	Honduras
Fundación Para el Desarollo de la Educación y Fomento de la Iniciativa Empresarial	Honduras
Laureate Honduras, S. de R.L. de C.V.	Honduras
Universidad Tecnológica Centroamericana	Honduras	Universidad Tecnológica Centroamericana; Centro Universitario Tecnológico
INTI College Hong Kong Ltd	Hong Kong
INTI Education (International) Ltd	Hong Kong
Jia Yue Investment Limited	Hong Kong
Laureate Education Asia Limited	Hong Kong
LEI China Limited	Hong Kong
LEI Holdings, Limited	Hong Kong
LEI Lie Ying Limited	Hong Kong
Merit International (HK) Limited	Hong Kong
Academe Education Private Limited	India
Collegiate Educational Services Private Limited	India
Creative Arts Education Society	India	Pearl Academy of Fashion; Pearl Academy of Fashion Management
Data Ram Sons Private Limited	India
Energy Education	India
Hydrocarbons Education & Research Society	India
Laureate Education India Private Limited	India
M-Power Energy India Private Limited	India
NuovoEtude Intellect Advisory Services Private Limited	India
Pearl Retail Solutions Private Limited	India	Indian Retail School
Sagacity Education Solutions Private Limited	India
Scholastic Knowledge Private Limited	India
South Asia International Institute Charitable Society	India
Sylvan Learning India Private Limited	India
University of Petroleum and Energy Studies	India

Company	Jurisdiction of Organization	D/B/A
University of Technology and Management	India
Laureate Italy, S.r.l.	Italy
Nuova Accademia S.r.l.	Italy	Nouva Accademia di Belle Arti Milano; Domus Academy
LEI Japan Holdings K.K.	Japan
Fleet Street Investments Sarl	Luxembourg
Erti Utama Sdn Bhd	Malaysia
Exeter Street Holdings Sdn. Bhd.	Malaysia
Genting INTI Education Sdn. Bhd.	Malaysia	Genting INTI International College
Human Capital Development Academy Sdn Bhd	Malaysia
INTI Asset Management Sdn Bhd	Malaysia
INTI Assets Holdings Sdn Bhd	Malaysia
INTI Education Holdings Sdn Bhd	Malaysia
INTI Education Sdn Bhd	Malaysia
INTI Higher Learning Centre Sdn Bhd	Malaysia
INTI IABS Sdn. Bhd	Malaysia	INTI College Sarawak
INTI Instruments (M) Sdn Bhd	Malaysia	INTI International College Subang
INTI International College Kuala Lumpur Sdn Bhd	Malaysia	INTI International College Kuala Lumpur
INTI International College Penang Sdn Bhd	Malaysia	INTI International College Penang
INTI International Education Sdn Bhd	Malaysia	INTI International University
INTI Kinabalu Sdn Bhd	Malaysia	INTI College Sabah
INTI Management Services Sdn Bhd	Malaysia
INTI Universal Holdings Sdn. Bhd.	Malaysia
LEI Management Asia, Sdn Bhd	Malaysia
MIM-IMS Education Sdn Bhd	Malaysia	MIM-INTI Management Institute
PJ College of Art & Design Sdn Bhd	Malaysia
Colegio Americano de Veracruz, S.C.	Mexico	Universidad del Valle de Mexico
Colegio Villa Rica Coatzacoalcos, S.C.	Mexico	Universidad del Valle de Mexico
Colegio Villa Rica, S.C.	Mexico	Universidad del Valle de Mexico
Corparación Educativa de Celaya, S.C.	Mexico
Fundación Laureate S.C.	Mexico
Estrater, S.A. de C.V. SOFOM ENR	Mexico
Grupo Educativo UVM, S.C.	Mexico	Universidad del Valle de Mexico
Institute for Executive Development Mexico S.A. de C.V.	Mexico
Laureate Education Mexico, S. de R.L. de C.V.	Mexico
Planeacion de Sistemas, S.A.P.I. de C.V.	Mexico
Servicios Regionales Universitarios LE, S.C.	Mexico
Universidad Autónoma de Veracruz, S.C.	Mexico	Universidad del Valle de Mexico
Universidad del Valle de Mexico del Noreste, S.C.	Mexico	Universidad del Valle de Mexico
Universidad del Valle de México, S.C.	Mexico	Universidad del Valle de Mexico
Universidad Tecnológica de Mexico, S.C.	Mexico	Universidad Tecnológica de México; Universidad del Valle de Mexico
UVM Educación, S.C.	Mexico	Universidad del Valle de Mexico
UVM Formación, S.C.	Mexico	Universidad del Valle de Mexico
Laureate Somed Education Holding	Morocco	Université Internationale de Casablanca
CH Holding Netherlands B.V.	Netherlands
Education Trademark B.V.	Netherlands
Fleet Street International Universities C.V.	Curacao
Hispano Trademark Holding, B.V.	Netherlands

Company	Jurisdiction of Organization	D/B/A
Laureate Coöperatie U.A.	Netherlands
Laureate Education — Turkey B.V.	Netherlands
Laureate I B.V.	Netherlands
Laureate International B.V.	Netherlands
Laureate Middle East Holdings B.V.	Netherlands
Laureate Online Education B.V.	Netherlands	University of Liverpool; University of Roehampton
Laureate Real Estate Holdings B.V.	Netherlands
Laureate Trademark Holding B.V.	Netherlands
LEI Bahrain Investments B.V.	Netherlands
Laureate-University of Liverpool Ventures B.V.	Netherlands
LEI European Investments B.V.	Netherlands
LEI New Zealand Holdings B.V.	Netherlands
Online Higher Education B.V.	Netherlands
LEI New Zealand	New Zealand
Media Design School	New Zealand
Visam Properties Limited	New Zealand
Castro Harrigan Asociados Panamá, S. de R.L.	Panama
Desarrollos Urbanos Educativas, S. de R.L.	Panama
Laureate Panamá S. de R.L.	Panama
Ulatec, S. de R.L.	Panama
Universidad Interamericana de Panamá, S. de. R.L.	Panama
Cibertec Perú S.A.C.	Peru	CIBERTEC; Instituto Technologico del Norte
Inversiones Educacionales Perú S.R.L.	Peru
Laureate Education Perú S.R.L.	Peru
Metramark S.A.C.	Peru
Universidad Peruana de Ciencias Aplicadas S.A.C.	Peru
Universidad Privada del Norte S.A.C.	Peru
OIE Support spółka z ograniczoną odpowiedzialnością w organizacji	Poland
Associação de Estudos e de Investigação	Portugal	Cientifica do Isla Lisboa
Ensilis - Educação e Formacão, Ltda.	Portugal	Universidade Europeia
Europeia ID - Associação para a Investigação em Design, Marketing e Comunicação	Portugal
Laureate Vocational Saudi Limited	Saudi Arabia
Laureate Middle East Saudi Arabia Limited	Saudi Arabia
LEI Singapore Holdings Pte. Ltd.	Singapore
Laureate South Africa Pty. Ltd.	South Africa
Fundacion General de la Universidad Europea de Madrid	Spain
ICE Inversiones Brazil, S.L.	Spain
Iniciativa Educativa UEA, SLU.	Spain
Iniciativas Culturales de España SL	Spain
Iniciativas Educativas de Mallorca, SLU.	Spain
Universidad Europea de Canarias S.L.U.	Spain

Company	Jurisdiction of Organization	D/B/A
Universidad Europea de Madrid, S.L.U.	Spain	Universidad Europea de Madrid; IEDE Business School; Collaboration with Real Madrid International School
Universidad Europea de Valencia S.L.U.	Spain	Universidad Europea de Valencia; Escuela de Negocios Estema; Centro Superior de Edificacion, Arquitectura e Ingenieria (PROY3CTA)
Fareast Stamford International Co., Limited	Thailand
Stamford International University	Thailand
Thai Education Holdings Company Limited	Thailand
Bilgi Egitim Ve Kultur Vakfi	Turkey
Bilgi Iletişim Grubu Yayincilik Müzik Yapim Ve Haber Ajansi Ltd. Şti	Turkey
Istanbul Bilgi University	Turkey
Media Com Halkla Ilişkiler Ve Iletişim Limited Şirketi	Turkey
Öztan Temizlik Ve Tadilat Hizmetleri Ticaret Ltd. Şti	Turkey
Ulet Uluslararasi Danişmanlik Eğitim Teknolojileri Sanayi ve Ticaret Limited Şirketi	Turkey
Laureate-Obeikan, Ltd.	United Arabs Emirates
Canter and Associates, LLC	Maryland, USA
Educational Satellite Services, Inc.	Delaware, USA
Exeter Street Holdings LLC	Maryland, USA
Fleet Street Aviation, LLC	Washington, USA
Fleet Street International University Holdings, LLC	Maryland, USA
FSIUH Holding Company	Maryland, USA
International University Ventures, Ltd.	Maryland, USA
Kendall College LLC	Illinois, USA
Laureate Bagby Investors, LLC	Maryland, USA
Laureate Education International Ltd.	Delaware, USA
Laureate International Universities, Inc.	Maryland, USA
Laureate Properties, LLC (Delaware)	Delaware, USA
Laureate Ventures, Inc.	Delaware, USA
LEI Administration, LLC	Maryland, USA
LTBC LLC	Delaware, USA
National Hispanic University, LLC	California, USA
NewSchool of Architecture and Design, LLC	California, USA
Post-Secondary Education Acquisition Corporation	Delaware, USA
The Canter Group of Companies, LLC	California, USA
Tuition Finance, Inc.	Maryland, USA
University of St. Augustine for Health Sciences, LLC	California, USA
Walden e-Learning, LLC	Delaware, USA
Walden University, LLC	Florida, USA
Wall Street International Holdings-US I, Inc.	Maryland, USA